  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results

Quarterly revenue of $82.5 million, up 19.3% year over year
Quarterly calculated billings of $68.3 million, up 33.3% year over year
2,365 active clients at September 30, 2020, up 16.4% year over year

LAS VEGAS, November 5, 2020 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the third quarter ended September 30, 2020.

“For the third quarter, we continued to execute well against our strategic growth plan. We achieved record quarterly revenue above guidance, record new sales invoicing and backlog, calculated billings growth of 33.3% year-over-year, quarterly gross margin above guidance, maintained a revenue retention rate over 90 percent, produced another consecutive quarter of net income, further strengthened the balance sheet with record total cash of $83.7 million at quarter end and generated $31.8 million in year-to-date operating cash flow, a 51.7% year-over-year improvement,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We also continued making investments to take advantage of growing global demand for Rimini Street’s support solutions, including our new AMS services, and additional demand driven by the pandemic and global economic challenges. Today, we are issuing guidance for fourth quarter revenue, raising the full year 2020 revenue guidance range and affirming our continued commitment to the long-term goals of improving free cash flow and growing GAAP profitability.”

Third Quarter 2020 Financial Highlights
•Revenue was $82.5 million for the 2020 third quarter, an increase of 19.3% compared to $69.2 million for the same period last year.
•Annual Recurring Revenue was $327 million for the 2020 third quarter, an increase of 18.6% compared to $275 million for the same period last year.
•Active Clients as of September 30, 2020 were 2,365, an increase of 16.4% compared to 2,032 Active Clients as of September 30, 2019.
•Revenue Retention Rate was 92% for both the trailing 12 months ended September 30, 2020 and for the comparable period ended September 30, 2019.
•Gross margin was 61.2% for the 2020 third quarter compared to 62.5% for the same period last year.
•Operating income was $4.5 million for the 2020 third quarter compared to $2.2 million for the same period last year.
•Non-GAAP Operating Income was $10.5 million for the 2020 third quarter compared to $7.1 million for the same period last year.
•Net income was $3.3 million for the 2020 third quarter compared to $1.4 million for the same period last year.
•Non-GAAP Net Income was $9.3 million for the 2020 third quarter compared to $6.3 million for the same period last year.
•Adjusted EBITDA for the 2020 third quarter was $11.0 million compared to $7.3 million for the same period last year.
•Basic and diluted net income (loss) per share attributable to common stockholders was a net loss per share of $(0.05) for the 2020 third quarter compared to a net loss of $(0.08) for the same period last year.
•Employee count as of September 30, 2020 was 1,384, a year-over-year increase of 13%.
•Subsequent to the third quarter close, the Company repurchased $5 million face value of Series A preferred stock for an approximate 10% discount to face-value (par); no make-whole payments were required and the purchased preferred shares were retired.

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 2

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Third Quarter 2020 Company Highlights
•Completed a follow-on public offering of approximately 6.1 million shares of the Company’s common stock, with net proceeds of approximately $25.1 million.
•On October 1, 2020, announced the appointment of seasoned finance leader Michael L. Perica as executive vice president and CFO to support the next phase of the Company’s growth.
•Announced several client successes with new and existing clients which have switched from Oracle or SAP to Rimini Street Support or have increased their subscription services with Rimini Street, including:
◦Hyundai-Kia Motors, one of the world’s leading auto manufacturers, which extended its support agreement with the Company to include all of its overseas branches and affiliates worldwide;
◦Vedacit, a leading manufacturer of construction products based in Brazil;
◦FP Corporation, the largest maker of plastic food containers and packaging materials in Japan;
◦Green Cargo, the Swedish state-owned rail logistics operator, who renewed its support agreement;
◦Rassini NHK Automotive, a parts and accessories manufacturer in Brazil; and
◦Elders, a leading agribusiness in Australia.
•Closed more than 8,300 support cases across 46 countries, and delivered more than 14,000 tax, legal and regulatory updates to clients in 38 countries, while achieving an average client satisfaction rating on the Company’s support delivery of over 4.8 out of 5.0 (where 5.0 is rated excellent).
•Announced the further enhancement of the Company’s industry-leading service response guarantee for clients, with new SLAs shortened from 15 minutes to 10 minutes for critical Priority 1 cases, and from 30 minutes to 15 minutes for serious Priority 2 cases.
•Won eight awards for excellence in client service and Company product and employee engagement innovations, including Gold Stevie awards for Company of the Year, Employer of the Year and Innovation of the Year.
•Presented at 15 virtual CIO, CFO and IT and procurement leader events worldwide including CXOsync in Washington, D.C., IDG’s Future IT in Boston, and MIT Sloan CIO Digital Learning Series.
•Donated to 32 charities around the world through the Rimini Street Foundation.

2020 Revenue Guidance
The Company is providing fourth quarter 2020 revenue guidance to be in the range of $82.5 million to $83.5 million. The Company is also raising full year revenue guidance to be in the range of $321.5 million to $322.5 million, up from a range of $314 million to $320 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the third quarter 2020 results and select fourth quarter 2020 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on November 5, 2020. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (800) 708-4540 in the U.S. and Canada and enter the code 49989778. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 3,700 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 3

Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on November 5, 2020, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2020 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$83,410	$37,952
Restricted cash	333	436
Accounts receivable, net of allowance of $889 and $1,608, respectively	67,335	111,574
Deferred contract costs, current	13,075	11,754
Prepaid expenses and other	11,569	15,205
Total current assets	175,722	176,921
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $11,041 and $9,847, respectively	4,988	3,667
Operating lease right-of-use assets	16,585	—
Deferred contract costs, noncurrent	19,847	16,295
Deposits and other	1,624	3,089
Deferred income taxes, net	1,546	1,248
Total assets	$220,312	$201,220
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,969	$2,303
Accrued compensation, benefits and commissions	35,574	27,918
Other accrued liabilities	17,034	23,347
Operating lease liabilities, current	4,309	—
Deferred revenue, current	179,512	205,771
Total current liabilities	240,398	259,339
Long-term liabilities:
Deferred revenue, noncurrent	24,785	29,727
Operating lease liabilities, noncurrent	13,256	—
Accrued PIK dividends payable	1,182	1,156
Other long-term liabilities	2,234	2,275
Total liabilities	281,855	292,497
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 159 shares and 155 as of September 30, 2020 and December 31, 2019, respectively. Liquidation preference of $158,729, net of discount of $19,213 and $155,231, net of discount of $23,915, as of September 30, 2020 and December 31, 2019, respectively	139,516	131,316
Stockholders' Deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 76,207 and 67,503 shares as of September 30, 2020 and December 31, 2019, respectively	8	7
Additional paid-in capital	105,587	93,484
Accumulated other comprehensive loss	(1,320)	(1,429)
Accumulated deficit	(305,334)	(314,655)
Total stockholders' deficit	(201,059)	(222,593)
Total liabilities, redeemable preferred stock and stockholders' deficit	$220,312	$201,220

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$82,518	$69,182	$238,952	$204,924
Cost of revenue	31,991	25,915	92,627	74,786
Gross profit	50,527	43,267	146,325	130,138
Operating expenses:
Sales and marketing	29,195	26,756	84,443	77,610
General and administrative	13,025	11,041	38,159	34,659
Litigation costs and related recoveries:
Professional fees and other costs of litigation	3,773	3,642	9,247	6,127
Litigation appeal refunds	—	—	—	(12,775)
Insurance costs and recoveries, net	—	(339)	1,062	4,000
Litigation costs and related recoveries, net	3,773	3,303	10,309	(2,648)
Total operating expenses	45,993	41,100	132,911	109,621
Operating income	4,534	2,167	13,414	20,517
Non-operating income and (expenses):
Interest expense	(10)	(27)	(35)	(375)
Other income (expenses), net	54	(329)	(731)	(629)
Income before income taxes	4,578	1,811	12,648	19,513
Income tax expense	(1,272)	(451)	(3,327)	(1,777)
Net income	$3,306	$1,360	$9,321	$17,736

Net loss attributable to common stockholders	$(3,439)	$(5,159)	$(10,743)	$(1,133)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.08)	$(0.15)	$(0.02)
Weighted average number of shares of Common Stock outstanding:
Basic and diluted	72,377	66,696	69,521	65,625

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Non-GAAP operating income reconciliation:
Operating income	$4,534	$2,167	$13,414	$20,517
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,773	3,303	10,309	(2,648)
Stock-based compensation expense	2,189	1,621	5,425	3,829
Non-GAAP operating income	$10,496	$7,091	$29,148	$21,698
Non-GAAP net income reconciliation:
Net income	$3,306	$1,360	$9,321	$17,736
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,773	3,303	10,309	(2,648)
Post-judgment interest in litigation awards	—	—	—	(212)
Stock-based compensation expense	2,189	1,621	5,425	3,829
Non-GAAP net income	$9,268	$6,284	$25,055	$18,705
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$3,306	$1,360	$9,321	$17,736
Non-GAAP adjustments:
Interest expense	10	27	35	375
Income tax expense	1,272	451	3,327	1,777
Depreciation and amortization expense	434	496	1,321	1,462
EBITDA	5,022	2,334	14,004	21,350
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,773	3,303	10,309	(2,648)
Post-judgment interest in litigation awards	—	—	—	(212)
Stock-based compensation expense	2,189	1,621	5,425	3,829
Adjusted EBITDA	$10,984	$7,258	$29,738	$22,319
Calculated Billings:
Revenue	$82,518	$69,182	$238,952	$204,924
Deferred revenue, current and noncurrent, as of the end of the period	204,297	186,925	204,297	186,925
Deferred revenue, current and noncurrent, as of the beginning of the period	218,506	204,845	235,498	196,706
Change in deferred revenue	(14,209)	(17,920)	(31,201)	(9,781)
Calculated billings	$68,309	$51,262	$207,751	$195,143

Rimini Street Announces Fiscal Third Quarter 2020 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annual Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Calculated Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annual Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, and stock-based compensation expense. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, and stock-based compensation expense. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

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Post-judgment interest in litigation awards: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, and stock-based compensation expense, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com